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                                                                     EXHIBIT 10M

                            THE WALT DISNEY COMPANY

                         ANNUAL BONUS PERFORMANCE PLAN
                             FOR EXECUTIVE OFFICERS



SECTION 1.  PURPOSE OF PLAN

          The purpose of the Plan is to promote the success of the Company by providing to participating executives bonus incentives that qualify as performance-based compensation within the meaning of Section 162(m) of the Code.


SECTION 2.  DEFINITIONS AND TERMS

          2.1  Accounting Terms.  Except as otherwise expressly provided or the
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context otherwise requires, financial and accounting terms are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles, as from time to time in effect, as applied and reflected in the consolidated financial statements of the Company, prepared in the ordinary course of business.

          2.2  Specific Terms.  The following words and phrases as used herein
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shall have the following meanings unless a different meaning is plainly required by the context:

          "Base Salary" in respect of any Performance Period means the aggregate
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base annualized salary of a Participant from the Company and all affiliates of the Company at the time Participant is selected to participate for that Performance Period, exclusive of any commissions or other actual or imputed income from any Company-provided benefits or perquisites, but prior to any reductions for salary deferred pursuant to any deferred compensation plan or for contributions to a plan qualifying under Section 401(k) of the Code or contributions to a cafeteria plan under Section 125 of the Code.

          "Base Salary Multiple" means an amount equal to ten times Base Salary
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or, in the case of the Chief Executive Officer, twenty times Base Salary.

          "Bonus" means a cash payment or a payment opportunity as the context
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requires.

          "Business Criteria" means any one or any combination of Net Income,
           -----------------
Return on Equity, Return on Assets, or EPS.

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          "CapCities Acquisition"  means the acquisition of Capital Cities/ABC,
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Inc by the Company.

          "Code" means the Internal Revenue Code of 1986, as amended from time
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to time.

          "Committee" means the Executive Performance Plan Committee which has
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been established to administer the Plan in accordance with Section 3.1 and
Section 162(m) of the Code.

          "Company" means The Walt Disney Company and any successor, whether by
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merger, ownership of all or substantially all of its assets, or otherwise.

          "EPS" for any Year means earnings per share of the Company, as
           ---
reported in the Company's Consolidated Statement of Income set forth in the audited annual financial statements of the Company for the Year.

          "Executive" means a key employee (including any officer) of the
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Company who is (or in the opinion of the Committee may during the applicable
Performance Period become) an "executive officer" as defined in Rule 3b-7 under the Securities Exchange Act of 1934.

          "Net Income" for any Year means the consolidated net income of the
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Company, as reported in the audited financial statements of the Company for the
Year.

          "Participant" means an Executive selected to participate in the Plan
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by the Committee.

          "Performance Period" means the Year or Years with respect to which the
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Performance Targets are set by the Committee.

          "Performance Target(s)" means the specific objective goal or goals
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(which may be cumulative and/or alternative) that are timely set in writing by the Committee for each Executive for the Performance Period in respect of any one or more of the Business Criteria.

          "Plan" means this Annual Bonus Performance Plan for Executive Officers
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of the Company, as amended from time to time.

          "Return on Assets" means Net Income divided by the average of the
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total assets of the Company at the end of the four fiscal quarters of the Year, as reported by the Company in its consolidated financial statements.

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          "Return on Equity" means the Net Income divided by the average of the
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common stockholders equity of the Company at the end of each of the four fiscal quarters of the Year, as reported by the Company in its consolidated financial statements.

          "Section 162(m)" means Section 162(m) of the Code, and the regulations
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promulgated thereunder, all as amended from time to time.

          "Shares" means shares of common stock of the Company or any securities
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or property, including rights into which the same may be converted by operation of law or otherwise.

          "Year" means any one or more fiscal years of the Company commencing on
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or after October 1, 1996 that represent(s) the applicable Performance Period and end(s) no later than September 30, 2001.


SECTION 3.  ADMINISTRATION OF THE PLAN

          3.1  The Committee.  The Plan shall be administered by a Committee
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consisting of at least three members of the Board of Directors of the Company, duly authorized by the Board of Directors of the Company to administer the Plan, who (i) are not eligible to participate in the Plan and (ii) are "outside directors" within the meaning of Section 162(m).

          3.2  Powers of the Committee.  The Committee shall have the sole
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authority to establish and administer the Performance Target(s) and the responsibility of determining from among the Executives those persons who will participate in and receive Bonuses under the Plan and, subject to Sections 4 and 5 of the Plan, the amount of such Bonuses, and the time or times at which and the form and manner in which Bonuses will be paid (which may include elective or mandatory deferral alternatives) and shall otherwise be responsible for the administration of the Plan, in accordance with its terms. The Committee shall have the authority to construe and interpret the Plan (except as otherwise provided herein) and any agreement or other document relating to any Bonus under the Plan, may adopt rules and regulations governing the administration of the Plan, and shall exercise all other duties and powers conferred on it by the Plan, or which are incidental or ancillary thereto. For each Performance Period, the Committee shall determine, at the time the Business Criteria and the Performance Target(s) are set, those Executives who are selected as Participants in the Plan.

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          3.3  Requisite Action.  A majority (but not fewer than two) of the
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members of the Committee shall constitute a quorum. The vote of a majority of those present at a meeting at which a quorum is present or the unanimous written consent of the Committee shall constitute action by the Committee.

          3.4  Express Authority (and Limitations on Authority) to Change Terms
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and Conditions of Bonus; Acceleration or Deferral of Payment.  Without limiting
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the Committee's authority under other provisions of the Plan, but subject to any express limitations of the Plan and Section 5.8, the Committee shall have the authority accelerate a Bonus (after the attainment of the applicable Performance Target(s)) and to waive restrictive conditions for a Bonus (including any forfeiture conditions, but not Performance Target(s)), in such circumstances as the Committee deems appropriate. In the case of any acceleration of a Bonus after the attainment of the applicable Performance Target(s), the amount payable shall be discounted to its present value using an interest rate equal to Moody's Average Corporate Bond Yield for the month preceding the month in which such acceleration occurs. Any deferred payment shall be subject to Section 4.9 and, if applicable, Section 4.10.


SECTION 4.  BONUS PROVISIONS.

          4.1  Provision for Bonus.  Each Participant may receive a Bonus if and
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only if the Performance Target(s) established by the Committee, relative to the applicable Business Criteria, are attained. The applicable Performance Period and Performance Target(s) shall be determined by the Committee consistent with the terms of the Plan and Section 162(m). Notwithstanding the fact that the Performance Target(s) have been attained, the Company may pay a Bonus of less than the amount determined by the formula or standard established pursuant to
Section 4.2 or may pay no Bonus at all, unless the Committee otherwise expressly provides by written contract or other written commitment.

          4.2  Selection of Performance Target(s).  The specific Performance
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Target(s) with respect to the Business Criteria must be established by the
Committee in advance of the deadlines applicable under Section 162(m) and while the performance relating to the Performance Target(s) remains substantially uncertain within the meaning of Section 162(m). At the time the Performance Target(s) are selected, the Committee shall provide, in terms of an objective formula or standard for each Participant, and for any person who may become a Participant after the Performance Target(s) are set, the method of computing the specific amount that will represent the maximum amount of Bonus payable to the Participant if the Performance Target(s) are attained, subject to Sections 4.1, 4.3, 4.7, 5.1 and 5.8.

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          4.3  Maximum Individual Bonus.  Notwithstanding any other provision
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hereof, no Executive shall receive a Bonus under the Plan for the Year in excess of $15 million, or, if less, his or her Base Salary Multiple. No Executive shall receive aggregate bonuses under this Plan in excess of $75 million in the case of the Chief Executive Officer or $50 million in the case of any other Executive. The foregoing limits shall be subject to adjustments consistent with
Section 3.4.

          4.4  Selection of Participants.  For each Performance Period, the
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Committee shall determine, at the time the Business Criteria and the Performance
Target(s) are set, those Executives who will participate in the Plan.

          4.5  Effect of Mid-Year Commencement of Service.  To the extent
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compatible with Sections 4.2 and 5.8, if services as an Executive commence after the adoption of the Plan and the Performance Target(s) are established for a Performance Period, the Committee may grant a Bonus that is proportionately adjusted based on the period of actual service during the Year; the amount of any Bonus paid to such person shall not exceed that proportionate amount of the applicable maximum individual bonus under Section 4.3.

          4.6  Changes Resulting From Material Acquisitions, Dispositions or
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Recapitalizations; Extraordinary Items; Accounting Changes.  Subject to Section
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5.8, if, after the Performance Target(s) are established for a Performance
Period, a change occurs in the applicable accounting principles or practices, the amount of the Bonuses paid under this Plan for such Performance Period shall be determined without regard to such change.

          4.7  Committee Discretion to Determine Bonuses.  The Committee has the
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sole discretion to determine the standard or formula pursuant to which each
Participant's Bonus shall be calculated (in accordance with Section 4.2), whether all or any portion of the amount so calculated will be paid, and the specific amount (if any) to be paid to each Participant, subject in all cases to the terms, conditions and limits of the Plan and of any other written commitment authorized by the Committee. To this same extent, the Committee may at any time establish additional conditions and terms of payment of Bonuses (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan. The Committee may not, however, increase the maximum amount permitted to be paid to any individual under Section 4.2 or 4.3 of the Plan or award a Bonus under this Plan if the applicable Performance Target(s) have not

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been satisfied.

          4.8  Committee Certification.  No Executive shall receive any payment
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under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms, conditions and limits of the Plan and that the Performance Target(s) and any other material terms previously established by the Committee or set forth in the Plan were in fact satisfied.

          4.9  Time of Payment; Deferred Amounts.  Any Bonuses granted by the
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Committee under the Plan shall be paid as soon as practicable following the
Committee's determinations under this Section 4 and the certification of the Committee's findings under Section 4.8. Any such payment shall be in cash or cash equivalent or in such other form of equal value on such payment date (including Shares or share equivalents as contemplated by Section 4.10) as the Committee may approve or require, subject to applicable withholding requirements and Section 4.10. Notwithstanding the foregoing, the Committee, in its sole discretion (but subject to any prior written commitments and to any conditions consistent with Sections 3.4, 4.3, 4.10 and 5.8 that it deems appropriate), defer the payout or vesting of any Bonus and/or provide to Participants the opportunity to elect to defer the payment of any Bonus under a nonqualified deferred compensation plan and as contemplated by Section 4.10. In the case of any deferred payment of a Bonus after the attainment of the applicable Performance Target(s), any amount in excess of the amount otherwise payable shall be based on either Moody's Average Corporate Bond Yield over the deferral period or one or more predetermined actual investments (including Shares) such that the amount payable at the later date will be based upon actual returns, including any decrease or increase in the value of the investment(s), unless the alternative deferred payment is otherwise exempt from the limitations under
Section 162(m).


          4.10  Share Payouts.  Any Shares payable under the Plan  shall be
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pursuant to a combined Award under the Plan and the Company's 1995 Stock
Incentive Plan, as amended or another stockholder approved stock incentive plan of the Company (the "Stock Plan"). The number of Shares or stock units (or similar deferred award representing a right to receive Shares) awarded in lieu of all or any portion of a cash bonus under the Plan shall be equal to the largest whole number of Shares which have an aggregate fair market value no greater than the amount of cash otherwise payable as of the date such cash payment would have been paid. For this purpose, "fair market value" shall mean the average of the high and low prices of Company common stock on such date. Any stock units (or similar rights) shall thereafter be

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subject to adjustments as contemplated by the Stock Plan. Dividend equivalent rights as earned may be accrued and payable in additional stock units, cash or Shares or any combination thereof, in the Committee's discretion.


SECTION 5.  GENERAL PROVISIONS

          5.1  No Right to Bonus or Continued Employment.  Neither the
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establishment of the Plan nor the provision for or payment of any amounts hereunder nor any action of the Company (including, for purposes of this Section 5.1, any predecessor or subsidiary), the Board of Directors of the Company or the Committee in respect of the Plan, shall be held or construed to confer upon any person any legal right to receive, or any interest in, a Bonus or any other benefit under the Plan, or any legal right to be continued in the employ of the Company. The Company expressly reserves any and all rights to discharge an Executive in its sole discretion, without liability of any person, entity or governing body under the Plan or otherwise. Notwithstanding any other provision hereof and notwithstanding the fact that the Performance Target(s) have been attained and/or the individual maximum amounts pursuant to Section 4.2 have been calculated, the Company shall have no obligation to pay any Bonus hereunder nor to pay the maximum amount so calculated or any prorated amount based on service during the period, unless the Committee otherwise expressly provides by written contract or other written commitment.

          5.2  Discretion of Company, Board of Directors and Committee.  Any
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decision made or action taken by the Company or by the Board of Directors of the
Company or by the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of such entity and shall be conclusive and binding upon all persons. No member of the Committee shall have any liability for actions taken or omitted under the Plan by the member or any other person.

          5.3  Absence of Liability.  A member of the Board of Directors of the
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Company or a member of the Committee of the Company or any officer of the
Company shall not be liable for any act or inaction hereunder, whether of commission or omission.

          5.4  No Funding of Plan.  The Company shall not be required to fund or
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otherwise segregate any cash or any other assets which may at any time be paid to Participants under the Plan. The Plan shall constitute an "unfunded" plan of the Company. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any obligations of the Company to any Participant under the Plan shall be those of a

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debtor and any rights of any Participant or former Participant shall be no greater than those of a general unsecured creditor.

          5.5  Non-Transferability of Benefits and Interests.  Except as
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expressly provided by the Committee, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action be void and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant or former Participant.
This Section 5.5 shall not apply to an assignment of a contingency or payment due after the death of the Executive to the deceased Executive's legal representative or beneficiary.

          5.6  Law to Govern.  All questions pertaining to the construction,
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regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of California.

          5.7  Non-Exclusivity.  Subject to Section 5.8, the Plan does not limit
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the authority of the Company, the Board or the Committee, or any subsidiary of the Company to grant awards or authorize any other compensation under any other plan or authority, including, without limitation, awards or other compensation based on the same Performance Target(s) used under the Plan. In addition, Executives not selected to participate in the Plan may participate in other plans of the Company.

          5.8 Section 162(m) Conditions; Bifurcation of Plan.  It is the intent
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of the Company that the Plan and Bonuses paid hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be persons whose compensation is subject to Section 162(m), satisfies any applicable requirements as performance-based compensation. Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in Section 162(m) of the Code shall be disregarded. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of the Plan or any Bonus intended (or required in order) to satisfy the applicable requirements of Section 162(m) are only applicable to persons whose compensation is subject to Section 162(m).

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SECTION 6.  AMENDMENTS, SUSPENSION OR TERMINATION OF PLAN

          The Board of Directors or the Committee may from time to time amend, suspend or terminate in whole or in part, and if suspended or terminated, may reinstate, any or all of the provisions of the Plan. Notwithstanding the foregoing, no amendment may be effective without Board of Directors and/or shareholder approval if such approval is necessary to comply with the applicable rules of Section 162(m) of the Code.

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